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Metris Receivables, Inc.            Metris Master Trust          Monthly Report
Certificateholders Statement         Series 1998-2                    Jun-2000

Section 5.2                                                                  Class A               Class B                Total
(i)  Security Amount                                                     500,000,000.00         49,450,550.00        549,450,550.00
(ii) Security Principal Distributed                                                0.00                    --                  0.00
(iii) Security Interest Distributed                                        3,000,520.83                    --          3,000,520.83
(iv) Principal Collections                                                25,017,092.14          2,474,217.93         27,491,310.08
(v)  Finance Charge Collections                                           10,980,006.75          1,085,934.75         12,065,941.50
       Recoveries                                                            228,451.79             22,594.13            251,045.92
       Principal Funding Account Investment Earnings                               0.00                  0.00                  0.00
       Accumulation Period Reserve Account Investment Earnings                     0.00                  0.00                  0.00
           Total Finance Charge Collections                               11,208,458.54          1,108,528.88         12,316,987.42
                     Total Collections                                    36,225,550.68          3,582,746.81         39,808,297.50
(vi) Aggregate Amount of Principal Receivables                                       --                    --      5,421,211,648.01
       Invested Amount (End of Mth)                                      500,000,000.00         49,450,550.00        549,450,550.00
       Floating Allocation Percentage                                         9.2230304%            0.9121679%           10.1351983%
       Fixed/Floating Allocation Percentage                                   9.2230304%            0.9121679%           10.1351983%
       Invested Amount (Beg. of Mth)                                     500,000,000.00         49,450,550.00        549,450,550.00
       Average Daily Invested Amount                                                 --                    --        549,450,550.00
(vii) Receivable Delinquencies (as a % of Total Receivables)                         --                    --                    --
        Current                                                                      --                 86.10%     4,917,916,247.50
        30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                   --                  6.15%       351,430,554.46
        60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                  --                  2.39%       136,312,352.18
        90 Days and Over (60+ Days Contractually Delinquent)                         --                  5.36%       306,041,562.68
                  Total Receivables                                                  --                100.00%     5,711,700,716.82
(viii) Aggregate Investor Default Amount                                             --                    --          5,065,684.91
         As a % of Average Daily Invested Amount
        (Annualized based on 366 days/year)                                          --                    --                 11.25%
(ix) Charge-Offs                                                                   0.00                  0.00                  0.00
(x)  Servicing Fee                                                                   --                    --            900,738.61
(xi) Unreimbursed Redirected Principal Collections                                   --                    --                  0.00
(xii) Excess Funding Account Balance                                                 --                    --                  0.00
(xiii) New Accounts Added                                                            --                    --                     0
(xiv) Average Gross Portfolio Yield                                                  --                    --                 27.35%
         Average Net Portfolio Yield                                                 --                    --                 16.10%
(xv) Minimum Base Rate                                                               --                    --                  9.20%
        Excess Spread                                                                --                    --                  6.90%
(xvi) Principal Funding Account Balance                                              --                    --                  0.00
(xvii) Accumulation Shortfall                                                        --                    --                  0.00
(xviii) Commencement of the Accumulation Period                                      --                    --
           at Close of Business                                                                                     August 31, 2000
        Accumulation Period Length                                                   --                    --              2 months
(xix) Principal Funding Account Investment Proceeds Deposit                          --                    --                  0.00
        Required Reserve Account Amount                                              --                    --                  0.00
        Available Reserve Account Amount                                             --                    --                  0.00
        Covered Amount                                                               --                    --                  0.00
(xx)  Aggregrate Interest Rate Caps Notional Amount                                  --                    --        500,000,000.00
        Deposit to the Caps Proceeds Account                                         --                    --                  0.00
(xxi) Policy Claim Amount                                                            --                    --                  0.00


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